Exhibit 10.7

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) to the EXECUTIVE EMPLOYMENT AGREEMENT dated as of December 10, 2015 (“Agreement”) is made as of April 19, 2016, (the “Amendment Effective Date”), between VAPE Holdings, Inc., a Delaware corporation (“Company”), and Justin Braune, an individual (“Executive”). Capitalized terms used but not defined herein are used as defined in the Agreement and any amendment thereto.

WHEREAS, the Parties entered into the Agreement, wherein the Company and Executive entered into a relationship wherein Executive shall provide services to the Company in the position of Chief Executive Officer of the Company; and

WHEREAS, pursuant to Section 7 of the Agreement, by entering into this Amendment, Executive and Company desire to amend, restate and replace the Agreement in all respects except as otherwise provided herein to provide for the employment of Executive as the Chief Financial Officer of the Company.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

I.	Amendment. Subsection (b) of Section 3. Term of Employment, shall be deleted in its entirety and replaced with:

“b. Severance. Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive at any time, Executive will be eligible to receive an amount equal to the then-current Base Salary of the Executive payable in the form of salary continuation for a six month period following termination. Executive shall not be entitled to any severance payments if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section 4 below) or if Executive’s employment is terminated by Executive (in accordance with Section 5 below).”

II.	Miscellaneous

Integration. This Amendment shall be incorporated into, and be a part of the Agreement. All other terms in the Agreement will remain in full force and effect. Unless otherwise specified in this Amendment, all capitalized terms set forth in the Agreement shall apply.

Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the Amendment Effective Date first written above.

“COMPANY” VAPE HOLDINGS, INC.	“EXECUTIVE” JUSTIN BRAUNE

Ben Beaulieu, COO	Justin Braune, CEO